FASCIANO FUND, INC.

                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                              ______________, 2001

      This proxy is being solicited on behalf of the Board of Directors of the Fasciano Fund, Inc. ("Fasciano Fund"). The undersigned appoints as proxies [insert names], and each of them (with power of substitution), to vote all the undersigned's shares in the Fasciano Fund at the Special Meeting of Shareholders to be held on [_____], 2001, at [__] Eastern Time at ________________, and any
adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

      The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal specified below. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE, PLEASE CALL 1-800-[PHONE #] TOLL FREE. TO VOTE BY INTERNET, VISIT OUR WEBSITE AT WWW.PROXYVOTE.COM.

      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                     [X] KEEP THIS PORTION FOR YOUR RECORDS


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                       DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                               FASCIANO FUND, INC.

VOTE ON PROPOSAL                                       FOR     AGAINST  ABSTAIN


1. To consider and act upon a proposal to approve      [ ]       [ ]      [ ]
an Agreement and Plan of Reorganization, between the Fasciano Fund and Neuberger Berman Equity
Funds, and the transactions contemplated thereby, including: (a) the transfer of all the assets of the Fasciano Fund to, and the assumption of all the liabilities of the Fasciano Fund by, the Neuberger
Berman Fasciano Fund (the "Neuberger Berman Fund"), in exchange for shares of the Neuberger Berman
Fund; (b) the distribution of the Neuberger Berman
Fund shares so received by the Fasciano Fund PRO
RATA to shareholders of the Fasciano Fund; and (c) the dissolution of the Fasciano Fund

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE, PLEASE CALL 1-800-[PHONE #] TOLL FREE. TO VOTE BY INTERNET, VISIT OUR WEBSITE AT WWW.PROXYVOTE.COM.

Please sign exactly as name appears hereon. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.



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Signature (owner, trustee, custodian, etc.)          Date